Exhibit 21.1

The information below is presented as of February 24, 2012. Except as specifically indicated below, Morningstar, Inc. holds, directly or indirectly, a 100% interest in each entity listed below. Some inactive subsidiaries have been omitted.

Subsidiaries of Morningstar, Inc.

Subsidiary	Jurisdiction of Formation
Corporate Fundamentals, Inc.	Delaware
Morningstar Global LLC	Delaware
Morningstar Associates, LLC	Delaware
Morningstar Investment Services, Inc.	Delaware
Morningstar Commodity Data, Inc. (f/k/a Logical Information Machines, Inc.	Illinois
Ibbotson Associates, Inc.	Illinois
Morningstar Credit Ratings, LLC (f/k/a Realpoint LLC)	Pennsylvania
Aegis Corporate Research Pty Ltd (1)	Australia
Aegis Equity Research Pty Ltd (1)	Australia
Aegis Investment Partners Pty Ltd (1)	Australia
Aegis Managed Investments Research Pty Ltd (1)	Australia
Ibbotson Pty Limited (1)	Australia
Intech Research Pty Limited (2)	Australia
Ibbotson Associates Australia Limited (2)	Australia
Morningstar Australasia Pty Limited (3)	Australia
Morningstar Direct Investments (4)	Australia
Morningstar Group Australia Pty Limited (5)	Australia
Share Analysis Pty Ltd (1)	Australia
Morningstar Brazil Financial Information Ltda. (5)	Brazil
Morningstar Associates, Inc. (6)	Canada
Morningstar Canada Group, Inc. (5)	Canada
Morningstar Research, Inc. (6)	Canada
Servicios Morningstar Chile Ltd. (5)	Chile
Morningstar Research (Shenzhen) Ltd. (7)	China
Morningstar Danmark A/S (8)	Denmark
Morningstar Danmark Holdings Aps (5)	Denmark
Morningstar France Holding SAS (5)	France
Morningstar France Fund Information SARL (9)	France
Seeds Group SAS (9)	France
Seeds Finance SA (10)	France
Morningstar Deutschland GmbH (5)	Germany
Morningstar Real-Time Data GmbH (11)	Germany
Morningstar Asia, Ltd. (5)	Hong Kong
Morningstar Hong Kong Fund Information, Ltd. (7)	Hong Kong
Morningstar India Private Limited (12)	India
Morningstar Italy, S.R.L. (5)	Italy
Ibbotson Associates Japan K.K. (13)	Japan
Morningstar Korea, Ltd. (14)	Korea
Morningstar Associates Korea Co., Ltd. (15)	Korea
Morningstar Luxembourg SARL (5)	Luxembourg
Investigaciones MS Mexico, S. de R.L. de C.V. (5)	Mexico

Servicios MStar Global, S. de R.L. de C.V. (5)	Mexico
Morningstar Europe, B.V. (16)	The Netherlands
Morningstar Holland, B.V. (17)	The Netherlands
MStar Holdings C.V.	The Netherlands
Morningstar Research Limited (Morningstar New Zealand) (3)	New Zealand
Morningstar Norge AS (5)	Norway
Morningstar Research PTE Limited (7)	Singapore
Morningstar Research (Proprietary) Limited (5)	South Africa
Morningstar Network, S.L. (5)	Spain
Morningstar Switzerland GmbH (5)	Switzerland
Morningstar Research Thailand Limited	Thailand
Morningstar (Dubai) LLC (5)	United Arab Emirates
Fundamental Data Limited (18)	United Kingdom
Hemscott Group Limited (18)	United Kingdom
Morningstar Associates Europe Limited (19)	United Kingdom
Morningstar Europe, Ltd. (5)	United Kingdom
Morningstar U.K., Ltd. (5)	United Kingdom
Morningstar Real-Time Data Limited (18)	United Kingdom
Morningstar Real-Time Data Holdings Limited (20)	United Kingdom
Old Broad Street Research Limited (18)	United Kingdom
OBSR Advisory Services Limited (21)	United Kingdom

(1) Morningstar Australasia Pty Limited owns 100%.
(2) Ibbotson Pty Limited owns 100%.
(3) Morningstar Direct Investments owns 100%.
(4) Morningstar Group Australia owns 100%.
(5) Morningstar Holland B.V. owns 100%.
(6) Morningstar Canada Group, Inc. owns 100%.
(7) Morningstar Asia, Ltd. owns 100%.
(8) Morningstar Danmark Holdings Aps owns 100%.
(9) Morningstar France Holding SAS owns 100%.
(10) Seeds Group SAS owns 100%.
(11) Morningstar Real-Time Data Holdings Limited owns 100%.
(12) Corporate Fundamentals, Inc. owns 100%.
(13) Ibbotson Associates, Inc. owns approximately 71%.
(14) Morningstar, Inc. owns 80%.
(15) Morningstar Korea, Ltd. owns 100%.
(16) MStar Holdings C.V. owns 100%.
(17) Morningstar Europe, B.V. owns 100%.
(18) Morningstar U.K., Ltd. owns 100%.
(19) Morningstar Associates, LLC owns 100%.
(20) Morningstar Real-Time Data Limited owns 100%.
(21) Old Broad Street Research Limited owns 100%.